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                                                             Exhibit 23.21

     [LETTERHEAD]


                     CONSENT OF SCIARABBA WALKER & CO., LLP


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and any related Prospectus of Apartment Investment and Management Company ("AIMCO") and to the incorporation by reference therein of our report dated February 6, 1997, with respect to the audit of Abbot Associates for the years ended December 31, 1995 and 1996, included in AIMCO's Current Report on Form 8-K, dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.

                                         /s/Sciarabba Walker & Co., LLP
                                         ------------------------------
                                            Sciarabba Walker & Co., LLP

Ithaca, New York
December 5, 1997